Exhibit 23.6
Consent of Independent Auditors

The Board of Directors
Kennedy-Wilson Holdings, Inc.:

We consent to the use of our report dated March 29, 2013, with respect to the consolidated balance sheet of KW Stadium Gateway Partners, LLC and subsidiary as of December 31, 2012 and the related consolidated statement of operations, members' capital, and cash flows for the period from April 9, 2012 (inception) through December 31, 2012, incorporated by reference in the registration statements (No. 333-174742, No. 333-175002, No. 333-175559, and No. 333-184752) on Form S-3, the registration statements (No. 333-164928 and No. 333-182269) on Form S-8, the registration statement (No. 333-164926) on Form S-1, and the registration statement (No. 333-186690) on Form S-4 of Kennedy-Wilson Holdings, Inc. in reliance upon the report of KPMG LLP, independent auditors, which report appears in amendment no. 1 to the December 31, 2012 annual report on Form 10-K of Kennedy-Wilson Holdings, Inc.

Los Angeles, California
March 29, 2013